EXHIBIT 5

CHRISTOPHER J. MORAN,JR.
Attorney at Law
4625 Clary Lakes Drive
Roswell,Georgia 30075



Telephone                     Telecopier
(770) 518-9542            (770) 518-9640
September 17, 2003


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:       Magnum d'Or Resources Inc.
     SEC File Number 005-62197
     Form S-8 Registration Statement
     Exhibit Numbers 5 and 23(a)

     Any no par value common shares of Magnum d'Or Resources Inc. sold pursuant to the captioned Form S-8 Registration Statement shall be legally issued, fully paid and non-assessable under the laws of the State of Nevada. This opinion opines upon Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

       The law firm of Christopher J. Moran, Jr., Attorney at Law consents to be named in the captioned Form S-8 Registration Statement and further consents to the use of this opinion and consent in the captioned Form S-8 Registration Statement.




                                   Christopher J. Moran, Jr.
                                   Attorney at Law


                                   By:_/S/__Christopher J. Moran, Jr.
                                     Christopher J. Moran, Jr.